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                                                                    EXHIBIT 23.5


               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


     We hereby consent to the incorporation by reference of our Firm's name in the Annual Report on Form 10-K of Seagull Energy Corporation and subsidiaries for the year ended December 31, 1998, into Ocean Energy Royalty Trust's Registration Statement on Form S-1 and Ocean Energy, Inc.'s (formerly known as Seagull Energy Corporation) Registration Statement on Form S-3 to which this consent is an exhibit. We further consent to the reference to our firm under the heading "Experts" in the Registration Statement.

                                   NETHERLAND, SEWELL & ASSOCIATES, INC.



                                   By: /s/ DANNY D. SIMMONS
                                       ---------------------------------------
                                       Danny D. Simmons
                                       Senior Vice President

Houston, Texas
July 14, 1999